                                                                      Exhibit 21


                           Ramsay Managed Care, Inc.

                             List of Subsidiaries

                              As of June 30, 1996


          Name of Subsidiary                     State of Incorporation
          ------------------                     ----------------------

FPM Behavioral Health, Inc.                             Delaware
  Florida Psychiatric Management, Inc.                  Florida
    FPM Management, Inc.                                Florida
  FPMBH of Arizona,Inc.                                 Delaware
  FPM/Hawaii, Inc.                                      Delaware
  FPM of West Virginia, Inc.                            Delaware
  FPM Southeast, Inc.                                   Delaware
  FPM of Louisiana, Inc.                                Delaware
  FPM of Ohio, Inc.                                     Delaware
    FPM Behavioral Health of Ohio, Ltd.
  FPMBH of Texas, Inc.                                   Texas
  FPMBH Clinical Services, Inc.                         Delaware
    Florida Psychiatric Associates, Inc.                Florida
    Arizona Psychiatric Affiliates, Inc.                Delaware
Apex Healthcare, Inc.                                   Delaware
  Apex Healthcare of Louisiana, Inc.                   Louisiana
  Apex Healthcare of Mississippi, Inc.                Mississippi
  Apex Healthcare of Alabama, Inc.                      Alabama
  Apex Healthcare of Florida, Inc.                      Florida